Exhibit 10.37

Asset Purchase Agreement

This Asset Purchase Agreement (this “Agreement”) is made and entered into on this 29th day of March, 2013 by and between Lattice, Inc., a New Jersey corporation (“Seller” or “Lattice”), and Blackwatch International, Inc., a Virginia corporation (“Purchaser” or “Blackwatch”).

Recitals

A. The Seller owns certain government contracts through which it provides consulting and other services to various departments and agencies of the United States government; and

B. Purchaser wishes to acquire these contracts, and the Seller is willing to sell the contracts, upon the terms and conditions contained herein.

Agreements

Now, Therefore, in consideration of the premises and the mutual promises of the parties, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1. Terms of Purchase and Sale.

1.1 Basic Transaction. Blackwatch will acquire the government contracts identified on Attachment A hereto (the “Contracts”), which shall also include the Top Secret Facility Clearance (“TTFSC”) related to these contracts and the GSA Schedule 70 and GSA Mobis Schedule currently held by the Government Services Division of Lattice (which was formerly known as the CLR Group, Ltd.) (the Contracts and these related items being identified as the “Assets” and their purchase as set forth herein shall be identified as the “Transaction”). The Assets shall include all software and hardware associated with the Phase II USAF (SBIR) contract and the hardware materials located in the Seller’s St. Louis, Missouri office needed to continue servicing the Siemens contract identified on Attachment A. The parties intend that the closing on the Transaction will occur on or before March 29, 2013, unless mutually agreed otherwise (the “Closing Date”).

1.2 Purchase Price. Based on the information known to Purchaser on the date hereof, and subject to Purchaser’s due diligence, the consideration payable to Seller shall be as follows:

(a) At Closing, Purchaser shall pay to Seller a cash payment in the amount of $200,000.00.

(b) Purchaser will assume promissory notes due the prior owners of the Assets through their ownership of that certain Illinois corporation identified as CLR Group, Ltd., which notes have an aggregate total outstanding principal balance not to exceed Two Hundred Eighty-Two Thousand Dollars ($282,000.00) as of the Closing Date. Should Seller, prior to the Closing Date, make the note payment due the prior owners of CLR Group, Ltd. on March 1, 2013, Blackwatch shall reimburse Lattice for the amount of this payment, which the parties estimate will be in the approximate amount of $60,000.00, within 15 days of the Closing Date.

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(c) Blackwatch shall issue to Lattice a promissory note in the amount of Seven Hundred Thousand Dollars ($700,000.00) which will be paid in equal quarterly installments over a three (3) year period with interest accruing at the rate of three percent (3%) per annum. The first installment payment under this promissory note shall be due on or about July 15, 2013 (with a March 28, 2013 closing). The principal of Blackwatch, James G. Dramby, will personally guarantee this note.

(d) In the event that the Phase III of the USAF(SVIR) contract is won and continued by Blackwatch, it will pay to Lattice an amount equal to three percent (3%) of the gross revenues received by Blackwatch on this contract for the first twenty-four (24) months of this continued contract, payable quarterly in arrears within thirty (30) days of the end of each quarter. Blackwatch will make good faith efforts at collecting all billings made by it under this contract on a timely basis.

(e) In the event that the AMC/A6N1 A&AS contract is rebid successfully and the funding of the work under the contract is equal to or greater than the current funding, Blackwatch will pay Lattice the sum of One Hundred Thousand Dollars ($100,000.00) for each of the first two (2) years of this contract, payable quarterly in arrears, within thirty (30) days of the end of each quarter. In the event that funded hours under the rebid contract are less than the current levels, the One Hundred Thousand Dollar ($100,000.00) annual payment shall be reduced by the same percentage as the funded hours the rebid contract bear to the funded hours of the current contract.

2. Representations and Warranties of the Seller. The Seller hereby represent and warrant to Purchaser as of the date hereof and as of the Closing Date as follows:

2.1 Authority and Absence of Conflicts. Seller is a corporation duly authorized, validly existing, and in good standing under the laws of the State of New Jersey. The Seller has all requisite power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both: (x) violate, in any material respect, any provision of any law, rule, or regulation to which the Seller is subject, (y) violate, in any material respect, any order, judgment, or decree applicable to the Seller, or (z) violate, in any material respect, any provision of any agreement to which the Seller is a party or by which the Seller is bound.

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2.2 Taxes. Seller has filed, will file or will cause to be filed, all federal, state and local Returns that are required to be filed by it (taking into account any extensions of time) for the time frames during which Seller performed services under the Contracts. Seller has not received any notice from any federal, state or local taxing authority to the effect that Seller has not fully paid to such taxing authority any taxes required to be paid by it for the time frames during which services were performed under the Contracts.

2.3 Absence of Liabilities. Except as disclosed in Schedule 2.3 and except as provided for in the Seller’s unaudited statements for the calendar years of 2011 and 2012, the Seller does not have and is not subject to any liabilities or claims arising out of or relating to its performance of services under the Contracts herein.

2.4 Employee/Independent Contractor Costs. The Seller will pay all of its employees and independent contractors who provide services to the Seller or its customers or clients under the Contracts, to and including any and all compensation or consideration due them for such items as annual leave, sick leave, and/or medical and retirement benefits. In the alternative, Seller shall have the option of requiring the Purchaser to assume liability for all of the paid time off due its employees and contractors, which Seller estimates is in the approximate amount of Forty-Five Thousand Dollars ($45,000.00), which amount shall be a credit against the final installment due on the principal amount of the promissory note identified in Section 1.2(c) above.

2.5 Financial Statements. The Seller have delivered to Purchaser: (a) unaudited financial statements for the calendar years ended December 31, 2011 and 2012, which detail the revenues and costs related to the Seller’s performance of certain services pursuant to the terms of the Contracts. True, correct, and complete copies of these statements are attached as Schedule 2.5. Seller represents that these statements have been prepared pursuant to general accepted auditing principles and fairly represent in all material respects the Seller’s financial performance under the Contracts.

2.6 Litigation. There are no criminal, civil, administrative, or regulatory actions, lawsuits, claims, suits, proceedings or investigations pending or threatened in writing against or affecting the Assets. There are no criminal, civil, administrative, or regulatory actions, suits, or proceedings pending or threatened that question the legality or propriety of, or otherwise seek to block or prevent, the transactions contemplated by this Agreement. There are no actions, suits, or proceedings pending relating to the Assets in which the Seller is either the plaintiff or claimant.

2.7 Governmental and Other Consents. No consents, approvals, or authorizations of or exemptions by, or filings with, any other party, governmental or otherwise, is required to be obtained or made by Seller in connection with the execution, delivery, and performance by Seller of this Agreement specifically relating to the sale and transfer of the Assets. In the event the foregoing sentence is not true and correct, then Seller shall make best efforts to cure any deficiencies within thirty (30) days after being made aware of the relevant facts and circumstances.

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3. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Seller as of the date hereof as follows:

3.1 Authority and Absence of Conflicts. Purchaser is a corporation duly authorized, validly existing, and in good standing under the laws of the Commonwealth of Virginia. Purchaser has all requisite power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser. The execution, delivery, and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both: (x) violate any provision of any law, rule, or regulation to which Purchaser is subject, (y) violate any order, judgment, or decree applicable to Purchaser, or (z) violate any provision of the charter, operating agreement, or other organizational document or agreement of Purchaser.

3.2 Litigation. There are no criminal, civil, administrative, or regulatory actions, lawsuits, claims, suits, proceedings or investigations pending or, threatened in writing against or affecting the Purchaser. There are no criminal, civil, administrative, or regulatory actions, suits, or proceedings pending or threatened that question the legality or propriety of, or otherwise seek to block or prevent, the transactions contemplated by this Agreement.

3.3 Governmental and Other Consents. No consent, approval, or authorization of or exemption by, or filing with, any governmental agency or authority is required to be obtained or made by Purchaser in connection with the execution, delivery, and performance by Purchaser of this Agreement or the taking by Purchaser of any other action contemplated hereby.

4. Assumption of Certain Liabilities.

Purchaser will only be acquiring the Assets. It will not assume any of the liabilities of Lattice associated with these Assets other than the promissory notes due the prior shareholders of CLR Group, Ltd. as set forth in Section 1.2(b) above and the lease Seller has for its offices located at 8 Eagle Center, Suite 5, O’Fallon, Illinois 62269, which expires on December 31, 2013. Seller hereby agrees to indemnify, save and hold harmless Purchaser for any and all such liabilities as set forth in Section 10 below.

5. Allocation of Accounts Receivable.

As of the Closing Date, Lattice shall be entitled to collect all invoices sent to the customers and clients of its Government Services Division for work done on the Contracts prior to the Closing Date. In addition, Lattice shall be paid by Blackwatch for all revenue collected by Blackwatch which was created by the employees and contractors working on the Contracts for which Lattice has paid these employees and contractors to create and which may not have been invoiced by Lattice prior to the Closing Date (and is invoiced by Blackwatch after the Closing Date). For all work done after the Closing Date for which Lattice has not paid its contractors and employees, Blackwatch shall be entitled to collect the revenue resulting from said work as long as Blackwatch pays the employees and contractors for the work which is to be invoiced by Blackwatch after the Closing Date.

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6. Additional Covenants of the Parties.

6.1 Further Assurances. At any time or from time to time after the Closing Date, each party shall, at the request of the other party and its expense, promptly execute and deliver any further instruments or documents and take all such further action as the requesting party(ies) may reasonably request in order to evidence or effect the consummation of the transactions contemplated hereby.

6.2 Service to Customers. Purchaser hereby covenants and agrees to use its best efforts to perform all required services and functions under the Contracts for the benefit of the customers and clients so that they continue to utilize the services of the Purchaser under the Contracts in order to maximize the consideration due the Seller as set forth herein.

6.3 Conduct of Seller. Following execution and delivery of this Agreement by all of the parties and until Closing is held hereunder, the Seller agrees that it shall conduct its business as it relates to the Contracts only in the ordinary course and shall (a) not pay any bonuses or extraordinary compensation to any employee or independent contractor or increase any such party’s compensation as it relates to their performance of services under the Contracts except in the ordinary course of business; (b) use its best efforts to preserve intact the legal efficacy of the Contracts and the goodwill of its employees, independent contractors, customers and others having business with it as that may relate to its performance of services under the Contracts; and (c) operate in the ordinary course of business and not enter into any extraordinary transactions or commitments as they may relate to the Contracts without the prior written consent of Purchaser.

6.4 Retention of Employees and Contractors. The Seller hereby agrees that it shall retain all of its employees and contractors working on the Contracts until the Closing Date. Thereafter, Purchaser will utilize its best efforts to retain these employees and contractors who service the Contracts in order to maximize the goodwill of the Contracts’ customers and clients and enable it to successfully bid and win continuations of the Contracts referred to in Sections 1.1(d) and (e) above.

7. Closing; Termination.

7.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Bean, Kinney, and Korman, P.C., 2300 Wilson Blvd., 7th Floor, Arlington, Virginia 22201, Purchaser’s counsel, on or about March 28, 2013, or at such other location or on such other date as agreed to between the parties, but if all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions set forth in Section 7.2 and Section 7.3 hereof.

7.2 Seller’ Closing Deliveries; Conditions to Closing. On the Closing Date and as a condition precedent to Purchaser’s obligation to proceed to Closing, Seller shall execute, acknowledge and deliver to Purchaser, the following (collectively, the “Seller’s Closing Deliverables”):

(a) all originally executed copies of the Contracts, with all exhibits and attachments related thereto;

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(b) all work product and records relating to the performance by Seller of its obligations under the Contracts, and all records relating to all of Seller’s employees and contractors who have performed work under the Contracts for the past two years prior to the Closing Date;

(c) all governmental consents and other corporate requirements which authorize the sale of the Contracts to the Purchaser and the transfer of the rights to perform under the Contracts from Seller to Purchaser;

(d) the original or duly authorized copies of the promissory notes due the prior owners of CLR Group, Ltd., as referred to in Section 1.2(b) above, plus all records relating to the payments made by Seller under these note since their issuance; and

(e) such other documents as may be reasonably requested by the Purchaser.

7.3 Purchaser’s Closing Deliveries; Conditions to Closing. On the Closing Date and as a condition precedent to Seller’ obligation to proceed to Closing, the Purchaser shall execute, acknowledge and deliver to the Seller, the following (collectively, the “Purchaser’s Closing Deliverables”):

(a) the cash consideration set forth in Section 1.2(a) above;

(b) the promissory note and personal guaranty set forth in Section 1.2(c) above; and

(c) such other documents as are reasonably requested by the Seller.

7.4 Termination. This Agreement may be terminated at any time before the Closing:

(a) By the mutual written consent of the Seller and the Purchaser; or

(b) By Purchaser by notice in writing to Seller if Purchaser is not satisfied prior to the Closing Date and the Contracts cannot be transferred and assigned to it by Seller without risk of the Contracts being terminated by the customer, client or relevant governmental agency; or

(c)             By Seller or Purchaser by notice to the other in writing, if the other party shall be in default under or shall have breached any of the provisions of this Agreement in any material respect, or if any of said other party’s representations made herein shall be untrue in any material respect, and such default or breach has not been cured within fifteen (15) days of the date notice thereof is given to the defaulting or breaching party.

7.5 Effect on Obligations Following Termination. Termination of this Agreement pursuant to Section 7.4 shall terminate all obligations of the parties hereunder other than to return the confidential information of the other Party; provided, however, that termination pursuant to Section 7.4(c) or otherwise by reason of a default under or breach of any covenant or agreement in any material respect, or by reason of a failure of a representation to be true in any material respect, shall not relieve the defaulting or breaching party from any liability to the other party hereunder.

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8. Access.

From and after the execution of this Agreement, Lattice shall provide Blackwatch and its employees and agents (collectively, the “Representatives”) with all appropriate due diligence materials relating to the Assets and shall afford Blackwatch and its Representatives full and complete access to all relevant materials and information as may be reasonably requested by Blackwatch or any such Representative. Blackwatch shall not be under any obligation to continue with its due diligence or negotiations regarding the purchase of the Assets if, at any time, the results of its due diligence are not satisfactory to Blackwatch for any reason, in its sole discretion. If, at any time during its due diligence, Blackwatch concludes that the results of its due diligence are not satisfactory, it shall so notify Lattice in writing, which notice shall serve to terminate the obligations of the Parties under this Agreement, except as set forth in Section 9 hereof.

9. Non-Disclosure.

Each of the Parties shall (and shall cause their respective Representatives to) keep confidential and shall not (nor permit their respective Representatives to) disclose to any person, and shall not make any use, other than for the purpose of consummating the Transaction, of: (a) the fact that discussions or negotiations are taking place between the Parties regarding the Transaction; (b) any Confidential Information (as defined below) of any Party which may be provided or disclosed to the other Party or its Representatives in connection with such Party’s due diligence examination or otherwise; and (c) any terms, conditions or other facts with respect to the Transaction, as may be evidenced in this Agreement or otherwise. For purposes of this Agreement, “Confidential Information” of any Party expressly includes, but is not limited to, any and all non-public information, whether written or oral, including, without limitation, sales and marketing information, customer lists, projections, reports, plans, proposals, financial statements, contracts, documents, intellectual property, trade secrets, know- how and any and all other materials and information which are not publicly available. Upon request of the other Party, each Party hereto and its Representatives will return to the other Party all Confidential Information, including all copies thereof, and will confirm in writing that all such Confidential Information has been returned in accordance with this provision. Notwithstanding the foregoing, the Parties shall be permitted to disclose such information to its Representatives with a need to know such information for purposes of the Transaction; provided that, such disclosing Party shall remain liable for the breach by any of its Representatives of such Party’s non-disclosure obligations. This Section 9 shall apply to all Confidential Information provided by either of the Parties hereto prior to the date of this Agreement.

10. Indemnification.

10.1 Indemnification by the Seller. The Seller agrees to indemnify and hold Purchaser harmless from and against any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, fees, expenses, deficiencies, claims or other charges asserted by an unrelated third party (“Losses”) and any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants, and other professionals) (“Expenses”) incurred by Purchaser in connection with or arising from:

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(a) any breach or failure to perform by Seller of any of their covenants, agreements, or obligations in or under this Agreement; and

(b) any breach of any warranty or the inaccuracy of any representation of the Seller contained or referred to in this Agreement or in any certificate delivered by or on behalf of the Seller pursuant hereto.

The indemnification provided for in this Section 10.1 shall terminate on the two (2) year anniversary of the Closing Date (and no claims shall be made by Purchaser under this Section 10.1 thereafter), except that the indemnification obligation of the Seller shall continue as to any Losses or Expenses of which Purchaser has notified the Seller in accordance with the requirements of Section 10.3 on or before the date such indemnification obligation would otherwise terminate in accordance with this Section 10.1, as to which the indemnification obligation of the Seller shall continue until the liability of the Seller shall have been determined pursuant to this Section 10 and, subject to the limitations contained herein, the Seller shall have reimbursed Purchaser for the full amount of such Losses and Expenses for which the Seller is responsible in accordance with this Section 10. At the option of the Purchaser, in the event that an indemnity claim arises hereunder, in lieu of having Seller reimbursing any amounts indemnified hereunder, Purchaser shall have the option to notify the Seller in writing that it will apply any payments of the Purchase Price to be made hereunder as an offset of any reimbursement obligations of the Seller for indemnity claims under this Section 10.1.

10.2 Indemnification by Purchaser. Purchaser agrees to indemnify and hold the Seller harmless from and against any and all Losses and Expenses incurred by the Seller in connection with or arising from:

(a) any breach or failure to perform by Purchaser of any of its covenants, agreements, or obligations in or under this Agreement; and

(b) any breach of any warranty or in the inaccuracy of any representation of Purchaser contained or referred to in this Agreement or in any certificate delivered by or on behalf of Purchaser pursuant hereto. The indemnification provided for in this Section 10.2 shall terminate on the two (2) year anniversary of the Closing Date (and no claims shall be made by the Seller under this Section 10.2 thereafter), except that the indemnification obligation of Purchaser shall continue as to any Losses or Expenses of which the Seller have notified Purchaser in accordance with the requirements of Section 10.3 on or before the date such indemnification obligation would otherwise terminate in accordance with this Section 10.2, as to which the indemnification obligation of Purchaser shall continue until the liability of Purchaser shall have been determined pursuant to this Section 10 and Purchaser shall have reimbursed the Seller for the full amount of such Losses and Expenses for which Purchaser is responsible in accordance with this Section 10.

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10.3 Notice of Claims.

(a) Either of the Seller on one hand, and the Purchaser on the other (each, the “Indemnified Party”) seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim and a reference to the provision of this Agreement or any other agreement, document, or instrument executed hereunder or in connection herewith upon which such claim is based. A Claim Notice shall be given promptly after the action or suit is commenced, but failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor shall have been prejudiced by such failure.

(b) After the giving of any Claim Notice pursuant hereto, subject to the terms and conditions contained herein, the amount of indemnification to which an Indemnified Party shall be entitled under this Section 10 shall be determined: (i) by written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree in writing. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Losses and Expenses suffered by it.

(c) In calculating any Losses or Expenses there shall be deducted any insurance recovery in respect thereof (and to the extent permitted by the applicable insurance policy, the Indemnified Party shall waive all rights of subrogation of any insurer). Any Indemnified Party shall be entitled to receive indemnification in respect of any Losses or Expenses before the receipt of the proceeds of any available insurance claim, provided that the Indemnified Party shall promptly pay over to the Indemnitor any insurance proceeds relating to the Losses or Expenses with respect to which the Indemnitor has previously indemnified the Indemnified Party.

10.4 Own Defenses.

(a) Subject to subsection (b), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise, or settlement of any Losses or Expenses sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested by the Indemnified Party in connection therewith. The Indemnitor may nevertheless participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action, or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof. The Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise, or settle any such claim, action, or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action, or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party, nor shall any such consent be required if the Indemnified Party waives any right to indemnity therefor.

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(b) If any such Losses or Expenses are solely for money damages, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise, or settlement of any such Losses or Expenses as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested by the Indemnitor in connection therewith. The Indemnified Party may nevertheless participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle, or compromise any such claim, action, or suit if the Indemnified Party waives any right to indemnity therefor.

10.5 Limitation of Liability. Notwithstanding anything to the contrary contained herein, Purchaser shall make no claim for indemnification under this Section 10 unless the amount being claimed, either for a single Loss or Expense or combination of Losses or Expenses, exceeds Ten Thousand Dollars ($10,000.00) Additionally, the Seller’ collective maximum liability hereunder shall be limited to One Hundred Thousand Dollars ($100,000.00) absent fraud or intentional misrepresentations, and the provisions of this Section 10 shall constitute and define the parties’ exclusive remedies for misrepresentation or breach of any warranty or covenant contained herein.

11. Dispute Resolution.

11.1 Any dispute, controversy, or claim arising out of or relating to this Agreement or the validity, interpretation, breach, or termination thereof, including claims seeking injunctive or other equitable relief, redress or asserting rights under applicable law (a “Dispute”), shall be resolved exclusively within the appropriate federal or state court located in the Commonwealth of Virginia. Judgment on any award or order resulting from a proceeding conducted under this Section may be entered and enforced in any court, in any country, having jurisdiction thereof or having jurisdiction over any of the parties or any of their assets. Any monetary award shall bear interest from the date the award is granted to the date it is paid in full at the prime rate of interest plus five percent (5%) as reported from time to time in the Wall Street Journal.

12. Termination.

In the event that the Lattice materially breaches any provisions of this Agreement or otherwise fails or refuses to proceed to Closing, Blackwatch shall be entitled to reimbursement for all third-party deal-related consulting and legal costs and expenses actually incurred by Blackwatch in an amount not to exceed $50,000.00. Lattice shall be released from its obligations referred to in this Section 12 if Blackwatch proposes a material change in terms from those outlined in the March 1, 2013 Letter of Intent signed between the Parties and the provisions of this Agreement, and if the Parties are unable to come to a mutually acceptable resolution regarding such proposal within 10 days following such proposal.

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13. Miscellaneous.

13.1 Incorporation of Recitals, Exhibits, and Schedules. Each of the recitals to this Agreement, and each of the exhibits and schedules attached hereto, is by this reference incorporated herein and made a part of this Agreement.

13.2 Governing Law. This Agreement shall be construed under and in accordance with the federal law of the United States and the laws of the Commonwealth of Virginia (exclusive of any provision that would result in the application of the laws of any other state or jurisdiction).

13.3 Headings. The headings and captions set forth herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

13.4 Costs and Expenses. All costs and expenses relating to the negotiation and drafting this Agreement, including but not limited to legal, accounting, and financial advisor fees, shall be borne by the party incurring the same and shall not be reimbursable by the other party or by the Corporation.

13.5 Notices. Any notice or other communication required, permitted, or desirable hereunder shall be hand delivered (including delivery by a commercial courier service) addressed as follows:

To Seller:	Lattice Incorporated
7150 North Park Drive
Pennsauken, NJ 08109

To Purchaser:	Blackwatch International, Inc.
Attn: James G. Dramby
1901 Research Blvd., Suite 450
Rockville, MD 20850

With a copy to:	Bean, Kinney & Korman, PC
2300 Wilson Boulevard, 7th Floor
Arlington, Virginia 22201
Attention: Charles B. Thomas, Esquire.

or such other addresses as shall be furnished in writing by the parties. Any such notice or communication shall be deemed to have been given as of the date so delivered in person.

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13.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

13.7 Assignment. Neither the Seller nor Purchaser shall assign this Agreement or their rights hereunder without the written consent of the other.

13.8 Entire Agreement; Amendments; Waivers. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not specifically referred to, attached hereto, or contained herein. This Agreement may be amended, modified, or terminated only by a written instrument signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.

13.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. This Agreement may be delivered by facsimile transmission of an originally executed copy to be followed by immediate delivery of the original of such executed copy.

(Signature Page Follows)

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In Witness Whereof, the parties have executed this Agreement as of the day and year first above written.

Seller:

Lattice Incorporated

By: _/s/ Paul Burgess__________________

       Paul Burgess, President

Purchaser:

BLACKWATCH INTERNATONAL, INC.

By:_/s/ James G. Dramby___________________
James G. Dramby, President

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Exhibit B

Form of Promissory Note

PROMISSORY NOTE

FOR VALUE RECEIVED, Blackwatch International, Inc., a Virginia corporation (“Borrower”), promises to pay to Lattice Incorporated (the “Lender”), 7150 N. Park Drive, Suite 500, Pennsauken, NJ 08189, or at such place as the Lender may designate in writing, without offset and in immediately available funds, Seven Hundred Thousand Dollars ($700,000.00) (the “Principal Amount”), plus interest and any other amounts due, upon the terms specified below. This Promissory Note, as the same may be amended from time to time, is referred to herein as the "Note".

Interest

Except as otherwise expressly provided herein, the Principal Amount outstanding under this Note from time to time shall bear interest at the rate of three percent (3%) per annum (the “Interest Rate”).

Repayment

The Principal Amount of this Note and Interest shall be paid in twelve (12) equal quarterly installments of Sixty-One Thousand Two Hundred Sixteen and 03/100’s ($61,216.03) over a three (3) year period with the first such installment being due on July 15, 2013, and each successive payment being due on the 15th day of the month following the close of each quarter until the Note is paid in full.

Prepayment

This Note may be prepaid in whole, at any time, or in part, from time to time, without premium or penalty.

Personal Guaranty

This Note shall be personally guaranteed by the principal of the Borrower, James G. Dramby.

Loan Purpose and Updated Financial Information Required

Borrower warrants and represents that the loan evidenced by this Note is being made solely for the purpose of acquiring or carrying on a business, professional or commercial activity and not for any personal use. Borrower agrees to provide to the Lender updated financial information, including, but not limited to, tax returns, current financial statements in form satisfactory to the Lender, as well as additional information, reports, or schedules (financial or otherwise), all as the Lender may from time to time request.

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Default, Acceleration and Setoff

Any one of the following shall constitute an event of default under the terms of this Note (each an “Event of Default”):

(1) the failure to make when due any installment or other payment, whether of the Principal Amount, interest, late charges or other authorized charges due under this Note with such failure continuing for a period of fifteen (15) days after written notice from Lender;

(2) the death, dissolution, merger, acquisition, consolidation or termination of existence of Borrower, any guarantor of the indebtedness of Borrower to the Lender, any endorser, or any other party to this Note (collectively called a “Party”);

(3) the insolvency or inability to pay debts as they mature of any Party, or the application for the appointment of a receiver for any Party or the filing of a petition under any provision of the Federal Bankruptcy Code, as now or hereinafter in effect, or other insolvency law, statute or proceeding by or against any Party or any assignment for the benefit of creditors by or against any Party;

(4) one or more judgments or decrees shall be entered against any Party, or the issuance or service of any attachment, levy or garnishment against any Party or the property of any Party, or the repossession or seizure of property of any Party;

(5) if any Party gives notice to the Lender purporting to terminate such Party's obligations under or with respect to this Note;

(6) the sale or transfer by a Party of all or substantially all of such Party's assets other than in the ordinary course of business;

(7) any Party commits fraud or makes a material misrepresentation at any time in connection with this Note.

If an Event of Default occurs, or in the event of non-payment of this Note in full at maturity, the entire unpaid balance of this Note shall, at the option of the Lender, become immediately due and payable, without notice or demand.

Lender’s Remedy Upon Default

Upon the occurrence of an Event of Default, the Lender shall be entitled to interest on the unpaid balance at the Interest Rate then in effect plus 5.00% (the "Default Rate"), unless otherwise required by law, until paid in full. The remedies provided in this Note and any other agreement between the Lender and any Party are cumulative and not exclusive of any remedies provided by law.

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Late Charges and Other Authorized Charges

If any portion of an installment payment is at least fifteen (15) days past due, the Borrower agrees to pay a late charge of five percent (5%) of the amount which is past due. Unless prohibited by applicable law, Borrower agrees to pay a fee of $100.00 for returned checks if a payment is made on this Note with a check and the check is dishonored for any reason after presentment. In addition, as permitted by applicable law, the Borrower agrees to pay to Lender on demand the following: (1) all expenses, including, without limitation, any and all court or collection costs, and reasonable attorneys' fees, costs and expenses, whether suit be brought or not, incurred in connection with the preparation, execution, delivery, defense and enforcement of this Note or in collecting this Note and enforcing Lender's rights and remedies under this Note; (2) all federal, state, county and municipal recordation and transfer taxes, documentary taxes and other taxes; (3) all costs incurred in evaluating, preserving or disposing of any collateral granted as security for the payment of this Note, including the cost of any audits, appraisals, appraisal updates or reappraisals which the Lender from time to time may deem reasonably necessary; (4) all duties, imposts, assessments, recording fees, appraisal fees and other fees, costs, expenses and charges; (5) any expenses or costs incurred in defending any claim arising out of the execution of this Note or the obligation which it evidences, or otherwise involving the employment by the Lender of attorneys with respect to this Note and the obligations it evidences; and (6) any other charges permitted by applicable law. The Borrower agrees to pay such authorized fees, costs, expenses and other charges on demand or, at the Lender's option, such charges may be added to the unpaid balance of the Note and shall accrue interest at the Interest Rate in effect hereunder.

Waivers

The Borrower and each other Party waive presentment, demand, protest, notice of protest and notice of dishonor and waive all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note. The Borrower and each other Party waive any rights to require the Lender to proceed against any other Party or person or any collateral securing this Note before proceeding against the Borrower or any other Party, and agree that without notice to any Party and without affecting any Party's liability, the Lender, at any time or times, may grant extensions of the time for payment or other indulgences to any Party or permit the renewal or modification of this Note, or permit the substitution, exchange or release of any collateral for this Note and may add or release any Party primarily or secondarily liable. The Borrower and each other Party agree that the Lender may apply all monies made available to it from any part of the proceeds of the disposition of any collateral securing this Note or by exercise of the right of setoff either to the obligations under this Note or to any other obligations of any Party to the Lender, as the Lender may elect from time to time.

WAIVER OF TRIAL BY JURY

TO THE EXTENT LEGALLY PERMISSIBLE, THE BORROER WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS UNDER THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

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Severability, Amendments and No Waiver by Lender

Any provision of this Note which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note. No amendment, modification, termination, or waiver of any provision of this Note, nor consent to any departure by the Borrower from any term of this Note, shall in any event be effective unless it is in writing and signed by an authorized representative of the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. If the interest rate is tied to an external index and the index becomes unavailable during the term of this loan, the Lender may designate a substitute index with notice to the Borrower. No failure or delay on the part of the Lender to exercise any right, power or remedy under this Note shall be construed as a waiver of the right to exercise the same or any other right at any time.

Liability, Successors and Assigns and Governing Law

This Note shall apply to and bind Borrower and Borrower's legal representatives, heirs, personal representatives, successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. The Borrower shall not assign all or any part of Borrower's obligations under this Note to any other person or entity without the prior written consent of Lender. This Note shall be governed by, interpreted and enforced in accordance with the internal laws of the State of Maryland, without giving effect to its conflict of laws principles, and applicable federal law.

Address For Notices

Notices to the Borrower may for all purposes be given to Borrower at the following address:

1901 Research Blvd., Suite 450

Rockville, MD 20850

IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Note under seal as of the date first set forth above.

WITNESS:	BLACKWATCH INTERNATIONAL, INC., a Virginia corporation

___________________________	By: ____________________________ (SEAL)
James G. Dramby, President

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Schedule 2.3

Liabilities

NONE

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Schedule 2.5

Financial Statements

Purchaser has received and reviewed Seller’s financial statements.

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